CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 13, 2010, with respect to the financial statements of American Realty Capital – Retail Centers of America, Inc. (a Maryland Corporation in the Developmental Stage) contained in this Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

September 13, 2010